Exhibit 5.1

560 SW 10th Ave. Suite 700 Portland, OR 97205 503.241.2300 tel.

November 12, 2025

Willamette Valley Vineyards, Inc.
8800 Enchanted Way SE
Turner, OR 97392

Re:	Willamette Valley Vineyards, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Willamette Valley Vineyards, Inc., an Oregon corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Commission on November 12, 2025, that relates to 1,241,132 shares of the Company’s common stock, no par value (the “Common Stock”), which may be issued pursuant to the Company’s 2025 Omnibus Equity Incentive Plan (the “Plan”).

The law covered by the opinions expressed herein is limited to the laws of the State of Oregon.

A.	DOCUMENTS AND MATTERS EXAMINED.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

A.1       The Registration Statement.

A.2       The following documents (the “Organization Documents”) certified to us by an officer of the as being complete and in full force and effect as of the date of this letter: (a) the articles of incorporation of the Company, as amended to date, certified by the Oregon Secretary of State as of October 16, 2025, and (b) the bylaws of the Company, as amended to date.

A.3       Records certified to us by an officer of the Company as constituting the records of all proceedings and actions of the Board of Directors of the Company relevant to the opinions set forth in this letter.

A.4       A Certificate of Existence for the Company dated November 10, 2025, issued by the Oregon Secretary of State.

A.5       A certificate of an officer of the Company as to certain factual matters relevant to this letter (the “Opinion Certificate”).

Willamette Valley Vineyards, Inc.
November 12, 2025

B.	CERTAIN ASSUMPTIONS.

For purposes of this opinion letter, we have relied on the following assumptions:

B.1       Each document examined by us is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine. If any such signature is electronic, each applicable party has agreed to conduct the relevant transactions by electronic means within the meaning of applicable law.

B.2       All public records (including their due and proper indexing) are accurate and complete.

B.3       All representations and statements contained in all documents, instruments, and certificates that we have examined in connection with this opinion letter, including the statements contained in the Opinion Certificate, are accurate and complete.

B.4       Each natural person has sufficient legal capacity to carry out that person’s role in the transactions contemplated by the Registration Statement.

B.5       At all relevant times after the date of this opinion letter: (a) the Registration Statement, and any amendments thereto, will have become effective; (b) the Common Stock will be certificated in accordance with Oregon law, and the transfer agent therefor will prepare, countersign, authenticate and deliver a stock certificate evidencing the Common Stock to the appropriate holder, or its nominee, in consideration of the receipt of consideration payable upon purchase of such Common Stock, and instruct the registrar to countersign and register the same; (c) all Common Stock will be issued and sold in compliance with the applicable provisions of the Securities Act of 1933, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) the Company shall continue to exist as a corporation duly incorporated under Oregon law; (e) the Company will have taken all necessary corporate action, in compliance with its articles of incorporation, bylaws and Oregon law, to approve the issuance and terms of the Common Stock, including without limitation the making of a finding by the Board of Directors of the Company that the consideration received or to be received for the Common Stock upon its issuance is adequate; (f) the shares of Common Stock currently reserved for issuance under the Plan will remain available for the issuance of the Common Stock; and (g) the Company shall not have amended the Organization Documents or the Plan in any manner material to the opinions set forth in this opinion letter.

In connection with the opinions in this opinion letter, we have relied without investigation or analysis on information provided in the documents described in Section A above.

Willamette Valley Vineyards, Inc.
November 12, 2025

C.	OPINIONS.

Based on and subject to the preceding examinations, assumptions, and other provisions, and also subject to the qualifications, exclusions, and other limitations stated or referred to in this opinion letter, we are of the opinion that the Common Stock, when issued and sold in the manner referred to in the Plan and against proper payment and consideration thereof and pursuant to the agreements that accompany the Plan, will be validly issued, fully paid and non-assessable.

D.	CERTAIN QUALIFICATIONS AND EXCLUSIONS.

The opinions set forth in this opinion letter are subject to the following qualifications and exclusions:

D.1       Our opinions may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent or avoidable transfer or obligation, recharacterization of transactions, and other similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity, whether considered in a proceeding at law or in equity.

D.2       We express no opinion with respect to the effect of, or compliance with (a) laws, rules, regulations, or decisions (i) of counties, towns, municipalities, and special political subdivisions, or (ii) that as a matter of customary practice are understood to be covered only when expressly referenced by the opinion giver, including the “Blue Sky” securities laws of any state, and those concerning criminal and civil forfeiture, equal credit opportunity, anti-discrimination, unfair or deceptive practices, privacy, securities, margin stock, commodities, futures, swaps, fiduciary duties and disclosure, antitrust, tax, pension, labor, employee benefits, health care, national security, foreign investment, export control, foreign asset control, antiterrorism, money laundering, corporate transparency, reporting of ownership of entities, gambling, or regulation of investment companies, financial institutions, utilities, communications or insurance companies; or (b) federal law, rules, regulations, or decisions.

* * * * * *

This opinion letter is to be interpreted in accordance with customary practice as to the matters addressed, the meaning of the language used and the scope and nature of the work we have performed.

The opinions set forth above are expressly limited to the matters stated. No opinion is implied or may be inferred beyond what is explicitly stated in this opinion letter. Without limiting the foregoing, we render no opinion with respect to (a) the enforceability of the Plan, (b) any matter pertaining to the contents of the Registration Statement other than as expressly stated herein, or (c) any other matters relating to the Company, the Common Stock, the Plan, the award agreements relating the Common Stock, or the Registration Statement.

Willamette Valley Vineyards, Inc.
November 12, 2025

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter. We have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness as to any person other than its addressee, or to take into account changes in law, facts or any other development of which we may later become aware.

We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Davis Wright Tremaine LLP

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